Exhibit 10.1
EXECUTION COPY
COLLATERAL AGREEMENT
dated and effective as of March 4, 2011,
among
CLAIRE’S STORES, INC.,
as Issuer,
THE PLEDGORS PARTY HERETO,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent
Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as collateral agent (and its permitted successors), for the benefit of the secured parties referred to below, pursuant to the Guarantee and Collateral Agreement dated as of May 29, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time), from the Issuer and the other “Pledgors” referred to therein, in favor of Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as collateral agent for the benefit of the secured parties referred to therein, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of March 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Credit Suisse AG, Cayman Islands Branch, in its capacity as Credit Agreement Agent, The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee and Collateral Agent, Claire’s Inc., the Issuer and the Subsidiaries party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this agreement, the terms of the Intercreditor Agreement shall govern.

TABLE OF CONTENTS

Page
ARTICLE I
DEFINITIONS
Section 1.01. Indenture	1
Section 1.02. Other Defined Terms	2
ARTICLE II
PLEDGE OF SECURITIES
Section 2.01. Pledge	7
Section 2.02. Delivery of the Pledged Collateral	8
Section 2.03. Representations, Warranties and Covenants	10
Section 2.04. Registration in Nominee Name; Denominations	11
Section 2.05. Voting Rights; Dividends and Interest, Etc.	12
ARTICLE III
SECURITY INTERESTS IN OTHER PERSONAL PROPERTY
Section 3.01. Security Interest:	14
Section 3.02. Representations and Warranties	18
Section 3.04. Other Actions	21
Section 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral	21
Section 3.06. Further Assurances; Additional Security	23
ARTICLE IV
REMEDIES
Section 4.01. Remedies Upon Default	25
Section 4.02. Application of Proceeds	26
Section 4.03. Securities Act, Etc.	27
ARTICLE V
MISCELLANEOUS
Section 5.01. Notices	28
Section 5.02. Security Interest Absolute	28
Section 5.03. Limitation By Law	28
Section 5.04. Binding Effect; Several Agreement	29
Section 5.05. Successors and Assigns	29
Section 5.06. Collateral Agent’s Fees and Expenses; Indemnification	29
Section 5.07. Collateral Agent Appointed Attorney-in-Fact	30

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Page
Section 5.08. GOVERNING LAW	31
Section 5.09. Waivers; Amendment	31
Section 5.10. WAIVER OF JURY TRIAL	31
Section 5.11. Severability	31
Section 5.12. Counterparts	32
Section 5.13. Headings	32
Section 5.14. Jurisdiction; Consent to Service of Process	32
Section 5.15. Termination or Release	32
Section 5.16. Additional Subsidiaries	33
ARTICLE VI
INTERCREDITOR AGREEMENT
Section 6.01. Intercreditor Agreement Controls	34
Section 6.02. Discharge	34
ARTICLE VII
THE COLLATERAL AGENT

Schedules
Schedule I	Subsidiary Parties
Schedule II	Pledged Stock; Debt Securities
Schedule III	Intellectual Property
Schedule IV	Filing Jurisdictions
Schedule V	Commercial Tort Claims
Schedule VI	Matters Relating to Accounts and Inventory
Exhibits
Exhibit I	Form of Supplement to the Collateral Agreement

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          COLLATERAL AGREEMENT dated and effective as of March 4, 2011 (this “Agreement”), among CLAIRE’S STORES, INC., a Florida corporation (the “Issuer”), each Subsidiary of the Company identified on Schedule I hereto (each such Subsidiary, together with the Issuer and any Subsidiary of the Company that becomes a party hereto pursuant to Section 5.16 hereof, the “Pledgors,” and each, a “Pledgor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Indenture Secured Parties (as defined below).
          Pursuant to the terms, conditions and provisions of (a) the Indenture dated as of March 4, 2011, among Claire’s Escrow Corporation, a Delaware corporation (“Claire’s Escrow”), and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and Collateral Agent, as supplemented by the Supplemental Indenture dated March 4, 2011 among the Issuer, the Issuer’s Subsidiaries named therein, the Trustee and the Collateral Agent (such agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), and (b) the Purchase Agreement dated February 17, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among Claire’s Escrow, the Issuer, the Issuer’s Subsidiaries named therein and the representatives of the several parties named in Schedule A thereto, the Issuer has assumed the obligations of Claire’s Escrow with respect to $450,000,000 in aggregate principal amount of 8.875% Senior Secured Second Lien Notes due 2019 (as such notes may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Notes”) upon the terms and subject to the conditions contained therein.
          The Issuer and each other Pledgor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the other Noteholder Documents and each is, therefor, willing to enter into this Agreement.
          This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Indenture Secured Parties to secure the payment and performance of all of the Noteholder Claims (as hereinafter defined).
          It is a requirement of the Indenture and the Purchase Agreement that each Pledgor execute and deliver the applicable Noteholder Documents, including this Agreement.
          Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.01. Indenture. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Indenture. All capitalized terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

          (b) The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.
          Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.
          “Article 9 Collateral” has the meaning assigned to such term in Section 3.01.
          “Claire’s Escrow” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Collateral” means the collective reference to Article 9 Collateral and Pledged Collateral.
          “Collateral Requirement” shall mean the requirement that:
     (a) in the case of any person that becomes a Guarantor under the Indenture after the Issue Date, the Collateral Agent shall have received a supplement to this Agreement, in the form attached hereto as Exhibit I, duly executed and delivered on behalf of such Guarantor;
     (b) in the case of any person that becomes a “first tier” Foreign Subsidiary directly owned by the Issuer or any Pledgor after the Issue Date, subject to Section 3.06(f) hereof, the Collateral Agent shall have received, as promptly as practicable following such event (unless the Collateral Agent, in its sole discretion, shall have waived such requirement), a Foreign Pledge Agreement, duly executed and delivered on behalf of such Foreign Subsidiary and the direct parent company of such Foreign Subsidiary; provided, that such a pledge would not violate any applicable law or agreements with other shareholders or joint venture partners;
     (c) after the Issue Date, (i) all the outstanding Equity Interests of (A) any person that becomes a Guarantor under the Indenture after the Issue Date and (B) subject to Section 3.06(f) hereof, all the Equity Interests that are acquired by any Pledgor after the Issue Date shall have been pledged pursuant to this Agreement or a Foreign Pledge Agreement; provided, that in no event shall more than 65% of the issued and outstanding voting Equity Interests of (1) any “first tier” Foreign Subsidiary or (2) any “first tier” Qualified CFC Holding Company directly owned by such Pledgor be pledged to secure the Noteholder Claims, and in no event shall any of the issued and outstanding Equity Interests of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of a Pledgor or any Qualified CFC Holding Company that is not a “first tier” Subsidiary of a Pledgor be pledged to secure the Noteholder Claims, and (ii) subject to the Intercreditor Agreement, the Collateral Agent (or a bailee on behalf of the Collateral Agent) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;
     (d) except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;
     (e) within 30 days after the date hereof, the Collateral Agent shall be listed as a co-loss payee on property and casualty insurance policies and as an additional insured on liability insurance policies;
     (f) after the Issue Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 3.06 hereof, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 3.06 hereof;
     (g) all Indebtedness of the Borrower and each Subsidiary having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $5.0 million (other than (A) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Pledgor shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to this Agreement, and (ii) subject to the Intercreditor Agreement, the Collateral Agent (or a bailee on behalf of the Collateral Agent) shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank; and
          (h) except as otherwise contemplated by any Security Document, each Pledgor shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder.
          “Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).
          “Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

          “Credit Agreement Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “Discharge” shall mean the satisfaction and discharge (pursuant to Article XII of the Indenture), defeasance (pursuant to Article VIII of the Indenture) or other satisfaction in full of the Noteholder Claims.
          “Discharge of Senior Lender Claims” has the meaning assigned to such term in the Intercreditor Agreement.
          “Federal Securities Laws” has the meaning assigned to such term in Section 4.03.
          “First Priority Designated Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “Foreign Pledge Agreement” shall mean a pledge agreement with respect to the Pledged Collateral that constitutes Equity Interests of a “first tier” Foreign Subsidiary; provided, that in no event shall more than 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary be pledged to secure the Noteholder Claims.
          “General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property (but excluding “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.
          “Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.
          “Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Indenture Secured Parties” has the meaning assigned to such term in the Intercreditor Agreement.
          “Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.
          “Intellectual Property Security Agreement” means a security agreement in the form hereof or a short form hereof.
          “Intercreditor Agreement” means the intercreditor agreement dated as of March 4, 2011, among Claire’s Inc., the Issuer, the other Pledgors, the Credit Agreement Agent, the Trustee and the Collateral Agent.
          “IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary.
          “Issuer” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Material Adverse Effect” means a material adverse effect on the business, property, operations or condition of the Issuer and the Subsidiaries, taken as a whole, or the validity or enforceability of any of the material Noteholder Documents or the rights and remedies of the Collateral Agent, the Trustee and the Holders thereunder.
          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Noteholder Claims” has the meaning assigned to such term in the Intercreditor Agreement.
          “Noteholder Documents” has the meaning assigned to such term in the Intercreditor Agreement.
          “Notes” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).
          “Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in- part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein,

(c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.
          “Permitted Liens” has the meaning assigned to such term in the Indenture.
          “Pledged Collateral” has the meaning assigned to such term in Section 2.01.
          “Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.
          “Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
          “Pledged Stock” has the meaning assigned to such term in Section 2.01.
          “Pledgor” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Qualified CFC Holding Company” shall mean a Wholly-owned Subsidiary of the Issuer (a) that is a Delaware limited liability company that is treated as a disregarded entity for U.S. federal income tax purposes, (b) the primary asset of which consists of Equity Interests in either (i) one or more Foreign Subsidiaries or (ii) one or more other Qualified CFC Holding Companies and (c) has no outstanding Guarantee of Indebtedness of the Issuer or any Domestic Subsidiary.
          “Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Pledgor, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.
          “Security Interest” has the meaning assigned to such term in Section 3.01.
          “Senior Lender Claims” has the meaning assigned to such term in the Intercreditor Agreement.
          “Senior Lender Documents” has the meaning assigned to such term in the Intercreditor Agreement.
          “Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).
          “Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.
ARTICLE II
PLEDGE OF SECURITIES
          Section 2.01. Pledge. Subject to the immediately following paragraph, as security for the payment or performance, as the case may be, in full of the Noteholder Claims, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i)(A) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Foreign Subsidiary directly owned by such Pledgor, (B) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Qualified CFC Holding Company directly owned by such Pledgor, (C) any issued and outstanding Equity Interest of any Foreign Subsidiary that is not a first tier Foreign Subsidiary, or (D) any issued and outstanding Equity Interests of any Qualified CFC Holding Company that is not a “first tier” Qualified CFC Holding Company, (ii) to the extent applicable law_requires that a Subsidiary of such Pledgor issue directors’ qualifying shares or similar shares, such shares or nominee or other similar shares, (iii) any Equity Interests with respect to which a grant of security is not required by reason of Section 3.06 hereof, or (iv) any Equity Interests of a Subsidiary to the extent that, as of the Issue Date, and for so long as, such a pledge of such Equity Interests would violate applicable law or an enforceable contractual obligation binding on or relating to such Equity Interests; (b)(i) the debt obligations listed opposite the name of such Pledgor on Schedule II, (ii) any debt securities in the future issued to such Pledgor and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”); (c) subject to Section 2.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the property referred to in clauses (a) and (b) above; (d) subject to Section 2.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).
          The securities of a Subsidiary of the Company will constitute Pledged Collateral only to the extent that such securities can secure the Noteholder Claims without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In addition, notwithstanding anything to the contrary provided herein, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s securities secure the Noteholder Claims, then the securities of such Subsidiary will not be subject to the Liens securing the Noteholder Claims and will automatically be deemed not to be part of the Pledged Collateral but only to the extent necessary not to be subject to such requirement and only for so long as required to not be subject to the requirement. In such event, this Agreement may be amended or modified, without the consent of any Indenture Secured Party, to the extent necessary to release the security interests in favor of the Collateral Agent on the Equity Interests or other securities that are so deemed to no longer constitute part of the Pledged Collateral for the relevant Noteholder Claim. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s securities to secure the Noteholder Claims in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the securities of such Subsidiary will automatically be deemed to be a part of the Pledged Collateral but only to the extent permitted to not be subject to any such financial statement requirement. In such event, this Agreement may be amended or modified, without the consent of any Indenture Secured Party, to the extent necessary to subject to the Liens under the Pledged Collateral such additional securities. In accordance with the limitations set forth herein, as of the date hereof, the Pledged Collateral will include the securities of the Subsidiaries only to the extent that the applicable value of such securities (on a Subsidiary-by-Subsidiary basis) is less than twenty percent (20%) of the aggregate principal amount of the Notes (including any additional Notes) outstanding.
          TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
          Section 2.02. Delivery of the Pledged Collateral. (a) Subject to the terms of the Intercrditor Agreement, each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are either (i) Equity Interests or (ii) promissory notes or other instruments evidencing Indebtedness required to be delivered pursuant to paragraph (b) of this Section 2.02. Subject to the terms of the Intercreditor Agreement, if any Pledged Stock that is uncertificated on the date hereof shall hereafter become certificated, the applicable Pledgor shall promptly cause the certificate or certificates representing Pledged Stock to be delivered to the Collateral Agent, as agent for the Indenture Secured Parties, together with the accompanying stock powers or other documentation required by Section 2.02(c). None of the Pledgors shall permit any other party to “control” (for purposes of Section 8-106 of the New York UCC (or any analogous provision of the Uniform Commercial Code in effect in the jurisdiction whose law applies)) any uncertificated securities that constitute Pledged Collateral other than the Collateral Agent, as agent for the Indenture Secured Parties, and the First Priority Designated Agent.
          (b) To the extent permitted by and subject to the terms of the Intercreditor Agreement, each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5.0 million (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, pursuant to the terms hereof. Subject to the terms of the Intercreditor Agreement, to the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 6.01(i), (ii), (iv), (vii) or (viii) of the Indenture unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.
          (c) Subject to the terms of the Intercreditor Agreement, upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer and such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
          (d) To the extent permitted by and subject to the terms of the Intercreditor Agreement, in the event any Pledged Securities constitute uncertificated securities, each Pledgor shall either (i) cause the issuer to agree to comply with instructions from the Collateral Agent without further consent of any Pledgor or (ii) cause the issuer to register the Collateral Agent as the registered owner of such uncertificated security.

          Section 2.03. Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, that:
          (a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral Requirement, or (ii) delivered pursuant to Section 2.02(b);
          (b) the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of the Issuer or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of the Issuer or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;
          (c) except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Indenture and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Noteholder Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;
          (d) other than as set forth in the Indenture, and except for restrictions and limitations imposed by the Noteholder Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Indenture, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
          (e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

          (f) other than as set forth in the Indenture, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
          (g) by virtue of the execution and delivery by the Pledgors of this Agreement and the Foreign Pledge Agreements, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary, any Qualified CFC Holding Company or any foreign stock covered by a Foreign Pledge Agreement) are delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in accordance with this Agreement and a financing statement covering such Pledged Securities is filed in the appropriate filing office, the Collateral Agent will obtain, for the ratable benefit of the Indenture Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC, subject only to Permitted Liens, as security for the payment and performance of the Noteholder Claims;
          (h) each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder and consents to such security interest and agrees to transfer record ownership of the securities issued by it in connection with any request by the Collateral Agent; and
          (i) the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any Subsidiary of any Pledgor whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to not constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Pledgor shall have first delivered 30 days written notice to the Collateral Agent and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Collateral Agent to maintain the security interest of the Collateral Agent therein as a valid, perfected, second priority security interest.
          Section 2.04. Registration in Nominee Name; Denominations. To the extent permitted by and subject to the Intercreditor Agreement, the Collateral Agent, on behalf of the Indenture Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of a nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. To the extent permitted by and subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. To the extent permitted by and subject to the Intercreditor Agreement, each Pledgor shall use its commercially reasonable efforts to cause any issuer of Pledged Securities that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 2.04, to exchange certificates representing Pledged Securities of such issuer for certificates of smaller or larger denominations.

          Section 2.05. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder (to the extent permitted by the Intercreditor Agreement):
     (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Noteholder Documents; provided that, except as permitted under the Indenture, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Indenture Secured Parties under this Agreement, the Indenture or any other Noteholder Document or the ability of the Indenture Secured Parties to exercise the same.
     (ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
     (iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Noteholder Documents and applicable laws; provided that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but, subject to the Intercreditor Agreement, shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in the same form as so received (duly endorsed by such Pledgor).
          (b) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the

Issuer of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Indenture Secured Parties, in the Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under Sections 4.07(b)(xii) and 4.07(b)(xiii)(A) of the Indenture. Subject to the Intercreditor Agreement, all dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in the same form as so received (endorsed by such Pledgor). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof. After all Events of Default have been cured or waived and the Issuer has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.
          (c) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Issuer of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, subject to the terms of the Intercreditor Agreement and the Indenture, unless the Collateral Agent shall have received written objections from at least a majority of the Holders of the Notes then outstanding, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Issuer has delivered to the Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE III
SECURITY INTERESTS IN OTHER PERSONAL PROPERTY
          Section 3.01. Security Interest. (a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Noteholder Claims, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
          (i) all Accounts;
          (ii) all Chattel Paper;
          (iii) all Documents;
          (iv) all Equipment;
          (v) all General Intangibles;
          (vi) all Instruments;
          (vii) all Inventory;
          (viii) all Investment Property;
          (ix) all Letter of Credit Rights;
          (x) all Commercial Tort Claims;
        (xi) all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);
        (xii) all books and records pertaining to the Article 9 Collateral; and
        (xiii) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.
Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any assets (including Equity Interests), whether now owned or hereafter acquired, with respect to which the Collateral Requirement or the other paragraphs of Section 3.06 hereof would not be required to be satisfied by reason of Section 3.06(f) hereof if hereafter acquired, (c) any property excluded from the definition of Pledged Collateral by virtue of the proviso to Section 2.01 hereof, (d) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (e) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; (f) any Equipment owned by any Pledgor that is subject to a purchase money lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than the Pledgors as a condition to the creation of any other security interest on such Equipment or (g) any Equity Interests or other securities of any of the Pledgors to the extent that the pledge of such securities results in the Issuer’s being required to file separate financial statements of such Pledgor with the SEC, but only to the extent necessary not to be subject to such requirement and only for so long as such requirement is in existence.
          (b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.
          The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security

Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights unless required by the Collateral Agent in its reasonable discretion.
          (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Indenture Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.
          Section 3.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the Indenture Secured Parties that:
          (a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Indenture.
          (b) The information set forth in the schedules attached hereto is correct and complete, in all material respects, as of the Issue Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule IV (or specified by notice from the Issuer to the Collateral Agent after the Issue Date in the case of filings, recordings or registrations required by Section 3.06 hereof) constitute all the filings, recordings and registrations (except to the extent that filings are required to be made in the United States Patent and Trademark Office and the United States Copyright Office, or any similar office in any other jurisdiction, in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Indenture Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Indenture

Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the Uniform Commercial Code financings statements referred to above, and other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).
          (c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Noteholder Claims, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.
          (d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.
          (e) None of the Pledgors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Issue Date except as indicated on Schedule V.
          (f) Except as set forth in Schedule VI, as of the Issue Date, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.
          (g) As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to the best of each Pledgor’s knowledge:
          (i) Schedule III hereto includes all of the material Patents, Trademarks, Copyrights owned by such Pledgor as of the date hereof.

     (ii) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office or any similar office in any foreign jurisdiction), and, to the best of such Pledgor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.
     (iii) Such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
     (iv) With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.
     (v) Except as would not reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.
          Section 3.03. Covenants. (a) Each Pledgor agrees to provide at least 10 days’ prior written notice to the Collateral Agent of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its “location” (determined as provided in UCC Section 9-307). Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected second priority security interest in all the Article 9 Collateral, for the ratable benefit of the Indenture Secured Parties. Each Pledgor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

          (b) Subject to the rights of such Pledgor under the Noteholder Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.
          (c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Subject to the Intercreditor Agreement, any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, duly endorsed by the applicable Pledgor.
          Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Pledgor shall have the right, exercisable within 30 days after the Issuer has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral.
          (d) Subject to the Intercreditor Agreement, after the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Indenture Secured Party.
          (e) Subject to the Intercreditor Agreement, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Indenture or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 3.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Indenture Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Noteholder Documents.
          (f) Each Pledgor (rather than the Collateral Agent or any Indenture Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Indenture Secured Parties from and against any and all liability for such performance.
          (g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Indenture and the other provisions hereof. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Indenture and the other provisions hereof.
          (h) None of the Pledgors will, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Indenture.
          (i) Subject to the Intercreditor Agreement, each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. Subject to the Intercreditor Agreement, in the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Indenture or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 3.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Noteholder Claims secured hereby.
          Section 3.04. Other Actions. Subject to the terms of the Intercreditor Agreement, in order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Indenture Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
          (a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.
          (b) Investment Property. Except to the extent otherwise provided in Article II, if any Pledgor shall at any time hold or acquire any Certificated Security, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent of such uncertificated securities and (i) upon the Collateral Agent’s reasonable request or (ii) upon the occurrence and during the continuance of an Event of Default, such Pledgor shall either (x) cause the issuer to agree to comply with instructions from the Collateral Agent as to such security, without further consent of any Pledgor or such nominee, or (y) cause the issuer to register the Collateral Agent as the registered owner of such security.
          (c) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5.0 million, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement.
          Section 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Indenture: (a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

          (b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.
          (c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.
          (d) Each Pledgor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.
          (e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve-month period, and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright.
          (f) Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
          (g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.
          Section 3.06. Further Assurances; Additional Security
          (a) Each Pledgor agrees to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral Requirement and to cause the Collateral Requirement to be and remain satisfied, all at the expense of the Issuer and provide to the Collateral Agent, from time to time upon reasonable request, evidence as to the perfection and priority of the Liens created or intended to be created by this Agreement and the other Noteholder Documents.
          (b) If any asset (including any owned Real Property (other than owned Real Property covered by paragraph (c) below) or improvements thereto or any interest therein) that has an individual fair market value in an amount greater than $5.0 million is acquired by the Issuer or any other Pledgor after the Issue Date or owned by an entity at the time it becomes a Pledgor (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets that are not required to become subject to Liens in favor of the Collateral Agent pursuant to clause (f) below or the Security Documents) the Issuer will (i) notify the Collateral Agent thereof and (ii) cause such asset to be subjected to a Lien securing the Noteholder Claims and take, and cause the other Pledgors to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 3.06, all at the expense of the Issuer, subject to paragraph (f) below.
          (c) The Issuer or the applicable Pledgors shall promptly notify the Collateral Agent of the acquisition of, and grant and cause each of the other applicable Pledgors to grant to the Collateral Agent security interests and mortgages in, such owned Real Property of the Issuer or any such Pledgor, to the extent acquired after the Issue Date and having a value at the time of acquisition in excess of $5.0 million, pursuant to a mortgage, deed of trust or similar agreement and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens at the time of perfection thereof, record or file, and cause each such other applicable Pledgor to record or file, such mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent granted pursuant to such mortgage or instrument and pay, and cause each such other applicable Pledgor to pay, in full, all taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (f) below.
          (d) If any additional direct or indirect Subsidiary of the Issuer is formed or acquired after the Issue Date (with any Subsidiary redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary being deemed to constitute the acquisition of a

Subsidiary) and if such Subsidiary is a Guarantor under the Indenture, within five Business Days after the date such Subsidiary is formed or acquired, notify the Collateral Agent and the Holders thereof and, within 20 Business Days after the date such Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Pledgor, subject to paragraph (f) below.
          (e) If any additional Foreign Subsidiary of the Issuer is formed or acquired after the Issue Date (with any Subsidiary redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary, within five Business Days after the date such Foreign Subsidiary is formed or acquired, notify the Collateral Agent and the Holders thereof and, within 20 Business Days after the date such Foreign Subsidiary is formed or acquired (or such longer period as the Credit Agreement Agent shall agree), cause the Collateral a Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Pledgor, subject to paragraph (f) below.
          (f) The Collateral Requirement and the other provisions of this Section 3.06 need not be satisfied with respect to (i) any interests in Real Property held by the Issuer or any of its Subsidiaries as a lessee under a lease or that has an individual fair market value in an amount less than $5.0 million, (ii) any vehicle, (iii) cash, deposit accounts and securities accounts, (iv) any Equity Interests (other than in the case of any person which is a Restricted Subsidiary, Equity Interests in such person issued or acquired after such person became a Restricted Subsidiary) if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) with respect to contractual obligations applicable to Equity Interests acquired after May 29, 2007, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Restricted Subsidiary, (v) any other assets to the extent that, and for so long as, taking such actions would violate applicable law or an enforceable contractual obligation binding on such assets, provided, in the case of contractual obligations applicable to assets acquired after May 29, 2007, that such contractual obligation existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 4.09(b)(iv) of the Indenture that is secured by a Permitted Lien) or (vi) assets covered by a certificate of title or ownership title to the extent that a Lien therein cannot be perfected by the filing of a UCC financing statement in the jurisdiction of organization of the Issuer or the applicable Pledgor; provided, that, upon the reasonable request of the Collateral Agent, the Issuer shall, and shall cause any applicable Restricted Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (iv) and (v) above. Further, the Security Interest shall not be required to be perfected in any other assets to the extent the Credit Agreement Agent has not perfected a security interest therein.

ARTICLE IV
REMEDIES
          Section 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default and subject to the Intercreditor Agreement, each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 4.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          The Collateral Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the

Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Indenture Secured Party may bid for or purchase in cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Indenture Secured Party from any Pledgor as a credit against the purchase price, and may make payment on account thereof by using any claim then due and payable to such Indenture Secured Party from any Pledgor as a credit against the purchase price, and such Indenture Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 4.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Noteholder Claims have been Discharged. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
          Section 4.02. Application of Proceeds. Subject to the Intecreditor Agreement, the Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows: FIRST, to the payment of all costs and expenses and indemnification obligations incurred by the Collateral Agent or the Trustee in connection with such collection or sale or otherwise in connection with this Agreement, any other Noteholder Documents or any of the Noteholder Claims, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Trustee hereunder or under any other Noteholder Document on behalf of any Pledgor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Noteholder

Document, and all other fees, indemnities and other amounts owing or reimbursable to the Collateral Agent or the Trustee under any Noteholder Document in its capacity as such; SECOND, to the payment in full of the Noteholder Claims (the amounts so applied to be distributed among the Indenture Secured Parties pro rata in accordance with the respective amounts of the Noteholder Claims owed to them on the date of any such distribution); and THIRD, to the Issuer, its successors or assigns or as a court of competent jurisdiction may otherwise direct.
          Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
          If, after receipt of any payment which is applied to the payment of all or any part of any Noteholder Claims, the Collateral Agent, Trustee or any Holder is for any reason compelled to surrender such payment or proceeds to any person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the Noteholder Claims or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Collateral Agent, Trustee or Holder and the Issuer shall be liable to pay to such Collateral Agent, Trustee and the Holders, and shall indemnify the Collateral Agent, Trustee and the Holders and holds the Collateral Agent, Trustee and the Holders harmless for the amount of such payment or proceeds surrendered. The provisions of this paragraph shall be and remain effective notwithstanding any contrary action which may have been taken by the Collateral Agent, Trustee or any Holder in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Collateral Agent’s, Trustee’s and the Holders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this paragraph shall survive the termination of this Agreement.
          Section 4.03. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.
ARTICLE V
MISCELLANEOUS
          Section 5.01. Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Pledgor shall be given to it in care of the Issuer, with such notice to be given as provided in Section 13.02 of the Indenture.
          Section 5.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Noteholder Document, any agreement with respect to any of the Noteholder Claims or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Noteholder Claims, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Noteholder Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Noteholder Claims or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Noteholder Claims or this Agreement (other than a defense of payment or performance).
          Section 5.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
          Section 5.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Indenture Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.
          Section 5.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent. The Collateral Agent hereunder shall at all times be the same person that is the Collateral Agent under the Indenture. Written notice of resignation by the Collateral Agent pursuant to the Indenture shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the Collateral Agent under the Indenture by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.
          Section 5.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 7.07 of the Indenture.
          (b) Without limitation of its indemnification obligations under the other Noteholder Documents, each Pledgor jointly and severally agrees to indemnify the Collateral Agent, the Trustee, the Holders, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents and advisors (each such Person being called an “Indemnitee”) and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Noteholder Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated by the Indenture and hereby, (ii) the use of proceeds of the Notes or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
          (c) Any such amounts payable as provided hereunder shall be additional Noteholder Claims secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Noteholder Document, the consummation of the transactions contemplated hereby, the repayment of any of the Noteholder Claims, the invalidity or unenforceability of any term or provision of this Agreement or any other Noteholder Document, or any investigation made by or on behalf of the Collateral Agent or any other Indenture Secured Party. All amounts due under this Section 5.06 shall be payable on written demand therefor. All obligations of each Pledgor under this Section 5.06 shall survive termination of this Agreement.
          Section 5.07. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Subject to the Intercreditor Agreement, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or_defend any actions, suits or proceedings relating to all or any of the Collateral and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Indenture Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
          Section 5.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          Section 5.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any Holder in exercising any right, power or remedy hereunder or under any other Noteholder Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the Holders hereunder and under the other Noteholder Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with the Indenture.
          Section 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTEHOLDER DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
          Section 5.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Noteholder Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          Section 5.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually signed original.
          Section 5.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          Section 5.14. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Noteholder Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Holder may otherwise have to bring any action or proceeding relating to this Agreement or any other Noteholder Document against any Pledgor, or its properties, in the courts of any jurisdiction.
          (b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Noteholder Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          Section 5.15. Termination or Release. (a) Subject to the terms of the Intercreditor Agreement, this Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Noteholder Claims (other than contingent or unliquidated obligations or liabilities not then due) have been Discharged.
          (b) Subject to the terms of the Intercreditor Agreement, a Pledgor (other than the Issuer) shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Pledgor shall be automatically released upon the consummation of any transaction permitted by the Indenture as a result of which such Pledgor ceases to be a Restricted Subsidiary of the Issuer or otherwise ceases to be a Guarantor; provided that such portion of the Holders as shall be required by the terms of the Indenture to have consented to such transaction (to the extent such consent is required by the Indenture) shall have consented thereto and the terms of such consent did not provide otherwise.

          (c) Subject to the terms of the Intercreditor Agreement, upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Indenture to any person that is not a Pledgor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to the Indenture, the security interest in such Collateral shall be automatically released.
          (d) Upon the transfer by any Pledgor of Equity Interests in a “first tier” Foreign Subsidiary or “first tier” Qualified CFC Holding Company to a “first tier” Foreign Subsidiary or “first tier” Qualified CFC Holding Company in a transaction permitted under the Indenture and subject to the terms of the Intercreditor Agreement, the pledge of Equity Interests so transferred shall be automatically released.
          (e) Subject to the terms of the Intercreditor Agreement, upon the release of any property or assets securing the Senior Lender Claims (including all commitments and letters of credit thereunder), the Security Interest and all other security interests granted hereby shall be automatically released; provided, however, that if the Issuer or any Pledgor subsequently incurs Senior Lender Claims that are secured by liens on property or assets of the Issuer or any Pledgor of the type constituting the Collateral and the related Liens are incurred in reliance on clause 6(C) of the definition of Permitted Liens, then the Issuer and its Restricted Subsidiaries shall reinstitute the Security Interest and any other security interests granted hereby, which, in the case of any subsequent Senior Lender Claims will be second-priority Liens on the Collateral securing such Senior Lender Claims to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such Senior Lender Claims, with the second-priority Lien held by either the administrative agent, collateral agent or other representative for such Senior Lender Claims or by a collateral agent or other representative designated by the Issuer to hold the second-priority Liens for the benefit of the Holders of the Notes and subject to an intercreditor agreement providing such administrative agent or collateral agent substantially the same rights and powers afforded under the Intercreditor Agreement.
          (f) In connection with any termination or release pursuant to paragraphs (a) through (e) of this Section 5.15, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements) and will duly assign and transfer to such Pledgor such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided that the Collateral Agent shall not be required to take any action under this Section 5.15(f) unless such Pledgor shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral, and (ii) a certificate of a Responsible Officer of the Issuer or such Pledgor certifying that the transaction giving rise to such termination or release is permitted by the Indenture and was consummated in compliance with the Noteholder Documents. Any execution and delivery of documents pursuant to this Section 5.15 shall be without recourse to or warranty by the Collateral Agent.
          Section 5.16. Additional Subsidiaries. Upon execution and delivery by the Collateral Agent and any Subsidiary that is required to become a party hereto by Section 3.06 hereof of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.
ARTICLE VI
INTERCREDITOR AGREEMENT
          Section 6.01. Intercreditor Agreement Controls. Notwithstanding anything herein to the contrary, the lien and security interests granted to the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
          Section 6.02. Discharge. Notwithstanding anything herein to the contrary, for so long as a Discharge of Senior Lender Claims shall not have occurred and the Senior Lender Documents shall require the delivery of possession and control to the First Priority Designated Agent of Collateral, any covenant hereunder requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the delivery of possession and control to the Collateral Agent of Collateral shall be deemed to have been satisfied (or, in the case of any representation and warranty, shall be deemed to be true) if, prior to the Discharge of Senior Lender Claims, such possession or control shall have been delivered to the First Priority Designated Agent, as provided in the Intercreditor Agreement.
ARTICLE VII
THE COLLATERAL AGENT
          The Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Collateral Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Collateral Agent is required to exercise as directed in writing by the Trustee; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability, or for which it is not indemnified to its satisfaction, or that is contrary to this Agreement, applicable law;

     (c) shall not be liable for any action taken or not taken by it (1) with the consent or at the request of any Indenture Secured Party or (2) in the absence of its own gross negligence or willful misconduct or (3) in reliance on a certificate of an authorized officer of the Issuer stating that such action is permitted by the terms of this Agreement;
     (d) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Interest, (5) the value or the sufficiency of any Collateral or (6) the satisfaction of any condition set forth in any agreement, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
          In addition:
     (a) The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement and the Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. The Collateral Agent shall be under no liability to any party hereto by reason of any failure on the part of any other party hereto or any maker, guarantor, endorser or other signatory of any document or any other Person to perform such Person’s obligations under any such document.
     (b) The Collateral Agent shall not be responsible in any manner for the validity, enforceability or sufficiency of this Agreement, the Security Interest or any Collateral delivered to it, or for the value or collectability of any Obligations or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Collateral Agent. The Collateral Agent shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of the Issuer to all or any of the assets whether such defect or failure was known to the Collateral Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not.
     (c) The Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other document pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other document pertaining to this matter.
     (d) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith.

     (e) The Collateral Agent may seek the advice, at the expense of the Issuer, of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder or under any document or applicable law, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or written opinion of such counsel.
     (f) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval or other paper or document.
     (g) In no event shall the Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such loss or damage was foreseeable or it has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (h) In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.
     (i) The Collateral Agent shall be entitled to seek written directions from the Trustee prior to taking any action under this Agreement, or any Collateral instrument or any of the other Loan Documents.
     (j) The Collateral Agent shall have no responsibility for or liability with respect to monitoring compliance of any other party to this Agreement or any other document related hereto or thereto. The Collateral Agent has no duty to monitor the value or rating of any Collateral on an ongoing basis.
     (k) No provision of this Agreement shall require the Collateral Agent to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder unless it is indemnified to its satisfaction and the Collateral Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it.
     (l) Whenever in the administration of this Agreement the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, may conclusively rely upon instructions from the Trustee.

     (m) The Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, investment banker, appraiser or other expert or adviser, whether retained or employed by the Trustee or by the Collateral Agent.
     (n) The Collateral Agent may employ or retain such counsel, accountants, sub-agent, agent or attorney in fact, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for the actions of any parties it appoints with due care.
     (o) The Collateral Agent may request that the Issuer or other parties deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement.
     (p) Money held by the Collateral Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.
     (q) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. All such duties shall be the duty of the Issuer. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.
     (r) The Collateral Agent shall have no duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of the Indenture, this Agreement or documents by any other Person.
     (s) The Issuer shall defend, indemnify, and hold harmless the Collateral Agent (which for purposes of this paragraph (s) shall be deemed to include its officers, directors, employees and agents) from and against any claims, demands, penalties, fines, liabilities, settlements, damages or reasonable costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of the following in respect of the Collateral: (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons or animals; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such

Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, reasonable attorney and consultant fees and expenses, reasonable investigation and laboratory fees, court costs, and reasonable litigation expenses, except, in each case, where such claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses arise solely from the gross negligence, bad faith or willful misconduct of the Collateral Agent as determined in a final, non-appealable order of a court of competent jurisdiction. For purposes of this paragraph, “Hazardous Materials” includes radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances defined in the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §9601, et. seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities Holdings may have to the Collateral Agent at common law, and shall survive the termination of this Agreement, and the resignation or removal of the Trustee.
     (t) The Collateral Agent reserves the right to conduct an environmental audit prior to foreclosing on any real estate Collateral or mortgage Collateral. The Collateral Agent reserves the right to forebear from foreclosing in its own name if to do so may expose it to undue risk.
     (u) Upon any payment or distribution of assets hereunder, the Collateral Agent, and the Indenture Secured Parties shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which an Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution in the Insolvency or Liquidation Proceeding, delivered to the Collateral Agent, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.
     (v) In the event that, following a foreclosure in respect of any mortgaged Real Property, the Collateral Agent acquires title to any portion of such mortgaged Real Property or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

     (w) The rights and protections of the Collateral Agent set forth herein shall also be applicable to the Collateral Agent in its roles as mortgagee, beneficiary, pledgee or any of its other roles (including as Collateral Agent) under any documents related to the Collateral.
     (x) Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of any Noteholder Document or any Collateral except as expressly set forth herein or therein.
     (y) The Collateral Agent may resign at any time by giving written notice thereof to the Issuer and the Trustee, provided that no such resignation shall take effect until a successor Collateral Agent has been appointed and has agreed to act as such under this Agreement. Upon any such resignation, the Issuer shall promptly (and no later than within 30 days) appoint a successor to the Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations. After any retiring Collateral Agent’s resignation as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent. If the Issuer fails to appoint a successor Collateral Agent within 30 days, the Collateral Agent may petition a court of competent jurisdiction to do so.
     (z) The Collateral Agent may act through its agents and attorneys and shall not be liable for the acts or omissions of any such agent or attorney appointed with due care by it hereunder.
     (aa) No failure to exercise nor any delay in exercising on the part of the Collateral Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise or any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CLAIRE’S STORES, INC.
By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CLAIRE’S BOUTIQUES, INC. CSI CANADA LLC CLAIRE’S PUERTO RICO CORP. CBI DISTRIBUTING CORP. CLAIRE’S CANADA CORP. BMS DISTRIBUTING CORP.
By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CSI CANADA LLC.
By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Manager
[Collateral Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent
By:	/s/ Geraldine Creswell
	Name:	Geraldine Creswell
	Title:	Vice President
[Collateral Agreement]

ACKNOWLEDGEMENT AND CONSENT
March 4, 2011
          The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement dated as of March 4, 2011 (the “Agreement”), made by the Pledgors parties thereto for the benefit of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Holders as follows:
          The undersigned acknowledges that its Equity Interests (as defined in the Agreement) have been pledged pursuant to the terms of the Agreement and will comply with all actions that may be required of it pursuant to Section 2.05 and 2.04(b) of the Agreement.
[Signature on the following page]
[Acknowledgement and Consent]

     IN WITNESS WHEREOF, the undersigned has duly executed this acknowledgement and consent as of the first date written above.

CLAIRE’S STORES CANADA CORP.
By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

Address for Notices:

Fax:
[Acknowledgement and Consent]

Exhibit I
to Collateral Agreement
          SUPPLEMENT NO. ______ dated as of _____________ (this “Supplement”), to the Collateral Agreement dated as of March 4, 2011 (the “Collateral Agreement”), among CLAIRE’S STORES, INC., a Florida corporation (the “Issuer”), each Pledgor party thereto from time to time and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Indenture Secured Parties (as defined in the Collateral Agreement).
     A. Reference is made to the Indenture dated as of March 4, 2011 (as supplemented by the Supplemental Indenture dated March 4, 2011 and as further amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto from time to time, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement.
     C. The Pledgors have entered into the Collateral Agreement pursuant to the Indenture. Section 5.16 of the Collateral Agreement provides that additional Subsidiaries may become Pledgors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Collateral Agreement to become a Pledgor under the Collateral Agreement as consideration for the Notes previously purchased.
          Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
          SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Noteholder Claims (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Indenture Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’

rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
          SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof.
          SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary as of the date hereof, (b) set forth on Schedule II attached hereto is a true and correct schedule of all of the Patents, Trademarks and Copyrights of the New Subsidiary as of the date hereof, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims of the New Subsidiary individually in excess of $5.0 million as of the date hereof and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.
          SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Collateral Agreement.
          SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

          IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]
By:
Name:
Title:

Legal Name: Jurisdiction of Formation: Location of Chief Executive Office: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent
By:
Name:
Title:

Schedule I
to Supplement No. ____ to the
Collateral Agreement
Pledged Securities of the New Subsidiary
EQUITY INTERESTS

Number of Issuer		Number and Class of	Percentage of
Certificate	Registered Owner	Equity Interest	Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule II
to Supplement No. ____ to the
Collateral Agreement
PATENTS, TRADEMARKS AND COPYRIGHTS

Schedule III
to Supplement No. ____ to the
Collateral Agreement
COMMERCIAL TORT CLAIMS

Schedule I
to Collateral Agreement
SUBSIDIARY LOAN PARTIES
1.	BMS Distributing Corp.
2.	CBI Distributing Corp.
3.	Claire’s Boutiques, Inc.
4.	Claire’s Canada Corp.
5.	Claire’s Puerto Rico Corp.
6.	CSI Canada LLC

Schedule II
to Collateral Agreement
PLEDGED SECURITIES
EQUITY INTERESTS

Name of Owner	Name of Issuer	Certificate Number	Class of Stock	Number of Shares or Other Interests
Claire’s Stores, Inc.	Claire’s Puerto Rico Corp.	001	Common	10
Claire’s Stores, Inc.	CBI Distributing Corp.	1	Common	100
Claire’s Boutiques, Inc.	CBI Distributing Corp.	2	Common	80
Claire’s Stores, Inc.	Claire’s Boutiques, Inc.	1	Common	100
Claire’s Stores, Inc.	Claire’s Canada Corp.	R-1	Common	100
Claire’s Stores, Inc.	Claire’s Canada Corp.	R-2	Common	1
Claire’s Canada Corp.	Claire’s Stores Canada Corp.	C-4	Common	6,500,065
Claire’s Canada Corp.	Claire’s Stores Canada Corp.	C-6	Common	3,250,000
CBI Distributing Corp.	BMS Distributing Corp.	01	Common	1,000
Claire’s Canada Corp.	CSI Canada LLC	1	Membership Interests	1 Membership Unit
Claire’s Stores, Inc.	Claire’s Swiss Holdings LLC	1	Membership Interests	65 Membership Interests

DEBT SECURITIES

Name of Issuer	Principal Amount	Date of Note	Maturity Date
Claire’s Stores Canada Corp.	$63,000,000 CAD	January 31, 2010	January 31, 2020

Schedule III
to Collateral Agreement
PATENTS, TRADEMARKS AND COPYRIGHTS
Trademark Registrations

Trademark	Reg. No.	Owner	Classes	Status
...IT’S AT CLAIRE’S	3,817,929	CBI Distributing Corp.	35	Registered

C Swirl	3,512,546	CBI Distributing Corp.	4, 14, 16, 20, 26	Registered

CLAIRE	2,813,344	CBI Distributing Corp.	28	Registered

CLAIRE’S	2,908,860	CBI Distributing Corp.	20	Registered

CLAIRE’S	2,978,984	CBI Distributing Corp.	16	Registered

CLAIRE’S	2,967,212	CBI Distributing Corp.	20	Registered

CLAIRE’S	2,908,861	CBI Distributing Corp.	26	Registered

CLAIRE’S	3,190,840	CBI Distributing Corp.	21	Registered

CLAIRE’S	3,190,839	CBI Distributing Corp.	35	Registered

CLAIRE’S	2,925,470	CBI Distributing Corp.	25	Registered

CLAIRE’S	1,891,172	CBI Distributing Corp.	25	Registered

CLAIRE’S	2,919,171	CBI Distributing Corp.	21	Registered

CLAIRE’S	2,951,866	CBI Distributing Corp.	3	Registered

CLAIRE’S	2,908,858	CBI Distributing Corp.	11	Registered

CLAIRE’S	2,908,859	CBI Distributing Corp.	16	Registered

CLAIRE’S	2,996,103	CBI Distributing Corp.	14	Registered

CLAIRE’S	2,908,857	CBI Distributing Corp.	9	Registered

CLAIRE’S	2,900,024	CBI Distributing Corp.	24	Registered

CLAIRE’S	2,974,652	CBI Distributing Corp.	35	Registered

CLAIRE’S	1,890,335	CBI Distributing Corp.	42	Registered

CLAIRE’S	1,925,359	CBI Distributing Corp.	14	Registered

CLAIRE’S	3,319,826	CBI Distributing Corp.	3	Registered

CLAIRE’S	1,929,317	CBI Distributing Corp.	5	Registered

CLAIRE’S ACCESSORIES	1,946,557	CBI Distributing Corp.	42	Registered

CLAIRE’S ACCESSORIES	1,956,047	CBI Distributing Corp.	42	Registered

CLAIRE’S ACCESSORIES & Design	2,294,937	CBI Distributing Corp.	35	Registered

CLAIRE’S BOUTIQUES & Design	1,514,045	CBI Distributing Corp.	42	Registered

CLAIRE’S CLUB	2,908,867	CBI Distributing Corp.	20	Registered

CLAIRE’S CLUB	2,908,191	CBI Distributing Corp.	26	Registered

CLAIRE’S CLUB	2,908,868	CBI Distributing Corp.	25	Registered

CLAIRE’S CLUB	2,908,863	CBI Distributing Corp.	9	Registered

CLAIRE’S CLUB	2,908,862	CBI Distributing Corp.	3	Registered

CLAIRE’S CLUB	3,343,775	CBI Distributing Corp.	35	Registered

CLAIRE’S CLUB	2,908,866	CBI Distributing Corp.	18	Registered

CLAIRE’S CLUB	2,908,865	CBI Distributing Corp.	14	Registered

Trademark	Reg. No.	Owner	Classes	Status
CLAIRE’S CLUB	2,992,613	CBI Distributing Corp.	21	Registered

CLAIRE’S CLUB	2,908,864	CBI Distributing Corp.	11	Registered

CLAIRE’S ETC.	2,064,149	CBI Distributing Corp.	42	Registered

CLAIRE’S ETC.	2,065,959	CBI Distributing Corp.	42	Registered

CLAIRE’S (logo)	3,602,239	CBI Distributing Corp.	35	Registered

CLAIRE’S (stylized)	2,623,039	CBI Distributing Corp.	35	Registered

ICING	3,743,653	CBI Distributing Corp.	3, 9, 14, 18, 20, 25, 26, 35	Registered

ICING BY CLAIRE’S	3,050,863	CBI Distributing Corp.	35	Registered

ICING BY CLAIRE’S	3,475,495	CBI Distributing Corp.	14	Registered

THE ICING	3,461,876	CBI Distributing Corp.	35	Registered

THE ICING	1,466,727	CBI Distributing Corp.	35	Registered

THE ICING	2,762,642	CBI Distributing Corp.	35	Registered

THE ICING ACCESSORIES & Design	2,234,841	CBI Distributing Corp.	35	Registered

SENSITIVE SOLUTIONS	1,951,435	CBI Distributing Corp.	14	Registered

WHERE GETTING READY IS HALF THE FUN	2,664,513	CBI Distributing Corp.	35	Registered

WHERE THROWING A PARTY IS ALL THE FUND	3,136,920	CBI Distributing Corp.	41	Registered

BEE WHO YOU WANNA BE	2,888,867	CBI Distributing Corp.	35	Registered

Schedule IV
to Collateral Agreement
FILING JURISDICTIONS
          COLORADO:
1.	Claire’s Boutiques, Inc.
          DELAWARE:
1.	BMS Distributing Corp.
2.	CBI Distributing Corp.
3.	Claire’s Canada Corp.
4.	Claire’s Puerto Rico Corp.
5.	CSI Canada LLC
          FLORIDA:
1.	Claire’s Stores, Inc.

Schedule V
to Collateral Agreement
COMMERCIAL TORT CLAIMS
NONE.

Schedule VI
to Collateral Agreement
MATTERS RELATING TO ACCOUNTS AND INVENTORY
NONE.